Exhibit 35.2

Martin L. Foster

1 Mortgage Way Mt. Laurel, NJ 08054	Senior Vice President Loan Servicing and Post Closing T: (856) 917-8222 F: (856) 917-8280

FORM 1123 CERTIFICATION

ANNUAL STATEMENT OF COMPLIANCE

I, Martin L. Foster, the undersigned, an authorized officer of PHH Mortgage Corporation (the “Servicer”), do certify the following for the calendar year ended December 31, 2015:

1. A review of the Servicer’s activities during the reporting period and of its performance under the servicing agreement[s] listed below hereto (the “Agreement(s)”) has been made under such officer’s supervision.

2. To the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement(s) in all material respects throughout the reporting period.

PHH Investor Number:

PHH Investor Name:

Deal/Agreement Name:

Certified by: PHH Mortgage Corporation

By:
Name: Martin L. Foster
Title: Senior Vice President

Date: February 26, 2016

SCHEDULE 1

[List of applicable contracts]

PHH Investor code: G90 categories 001 and 002

Deal Name: Sequoia 2011-1

Agreement: Mortgage Loan Flow Purchase, Sale and Servicing Agreement, dated as of July 21, 2010 between Redwood Residential Acquisition Corporate and PHH Mortgage Corporation as modified by the Assignment Assumption and Recognition Agreement dated March 1, 2011

PHH Investor code: G90, categories 003 and 004

Deal Name: Sequoia 2011-2

Agreement: Mortgage Loan Flow Purchase, Sale and Servicing Agreement, dated as of July 21, 2010 between Redwood Residential Acquisition Corporate and PHH Mortgage Corporation as modified by the Assignment Assumption and Recognition Agreement dated September 27, 2011

PHH Investor code: R87

Deal Name: Sequoia 2012-1

Agreement: Mortgage Loan Flow Purchase, Sale and Servicing Agreement, dated as of July 21, 2010 between Redwood Residential Acquisition Corporate and PHH Mortgage Corporation as modified by the Assignment Assumption and Recognition Agreement dated January 27, 2012

PHH Investor code: R97

Deal Name: Sequoia 2012-2

Agreement: Mortgage Loan Flow Purchase, Sale and Servicing Agreement, dated as of July 21, 2010 between Redwood Residential Acquisition Corporate and PHH Mortgage Corporation as modified by the Assignment Assumption and Recognition Agreement dated March 29, 2012

PHH Investor code: S24

Deal Name: Sequoia 2012-3

Agreement: Mortgage Loan Flow Purchase, Sale and Servicing Agreement, dated as of July 21, 2010 between Redwood Residential Acquisition Corporate and PHH Mortgage Corporation as modified by the Assignment Assumption and Recognition Agreement dated June 27, 2012